EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-136920 on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of the Rayonier Inc. – Fernandina Mill Savings Plan for Hourly Employees for the year ended December 31, 2006.

/s/ ENNIS, PELLUM & ASSOCIATES, P.A.
Certified Public Accountants
Jacksonville, Florida
June 27, 2007